CoastalSouth Bancshares, Inc. Third Quarter 2025 Investor Presentation October 20, 2025 April 20, 2026 First Quarter 2026 Investor Presentation Exhibit 99.2

Disclosures Forward Looking Statements Statements in this Investor Presentation regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this Investor Presentation should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this Investor Presentation and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of a cyber-attack incidents or deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s 2025 Annual Report on Form 10-K under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026 and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Investor Presentation or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this Investor Presentation are qualified in their entirety by this cautionary statement.

Disclosures Non-GAAP Financial Measures In addition to results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this Investor Presentation contains certain non-GAAP financial measures. The Company believes that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, performance trends and financial position. Our management uses these measures for internal planning and forecasting purposes and we believe that our presentation and discussion, together with the accompanying reconciliations, allows investors, security analysts and other interested parties to view our performance and the factors and trends affecting our business in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP measures and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure to evaluate the Company. Non-GAAP financial measures have inherent limitations, are not uniformly applied and are not audited. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. The measures entitled return on average tangible common shareholders' equity, tangible book value per common share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, pre-tax, pre-provision net revenue ("PPNR"), tangible common equity to tangible assets and core deposits are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, total common equity to total assets, and total deposits, respectively. The delivery of this Investor Presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this Investor Presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omission therefrom.

COASTALSOUTH BANCSHARES, INC.



METRO ATLANTA, GA
CHARLESTON, SC
HILTON HEAD ISLAND, SC
SAVANNAH, GA
CSB Strategic Expansion
CSB Branch

Company Overview

Total Assets
$2.35 Billion

Total Deposits
$2.06 Billion

Total Loans
$1.83 Billion

Tier 1 Leverage(1)
11.21%

CET1(1)
12.19%

# of Banking Offices
11

- **Best-in-class growth profile** with 1-year CAGR for Total Loans of 13.5% and 1-year CAGR for TBV(2)/Share of 12.3%
- **Strong risk management** and unwavering focus on **credit quality**
- **Established and efficient** community banking franchise
- **Diversified** business lines
- **Scarcity value** as one of only five major exchange traded banks headquartered in GA or SC between $1.5 - $5.0 billion in assets

(1) Capital ratios are for Coastal States Bank, a wholly-owned subsidiary of CoastalSouth Bancshares, Inc.
(2) Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix.

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Diluted EPS QoQ Annualized Core Deposit(1) Growth Return on Average Tangible Common Equity(1) Return on Average Assets Net Interest Margin Adj. Non-Performing Assets(1) / Total Assets Quarterly Highlights: Q1 2026 Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix. Billion in Total Assets QoQ Annualized Loan Growth Loan / Deposit Ratio QoQ Annualized TBV (1) per Share Growth Net Charge-Offs to Average LHFI $0.51 3.59% 5.39% $2.35 9.78% 88.95% 0.62% 9.90% 0.01% 1.10% 31.65%

Deposit Portfolio Reflects the effect of non-interest-bearing deposits. Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix. Average total deposits increased $30.3 million compared to the prior quarter and increased $151.8 million compared to Q1 2025. Core deposits(2) of $1.799 billion represented 87.4% of total deposits at the end of Q1 2026. Core deposits (2) increased $118 million and $148 million from Q4 2025 and Q1 2025, respectively. Brokered CD’s decreased $48.4 million compared to the prior quarter. Interest-bearing deposit costs decreased 8 bps compared to Q4 2025 and 31 bps compared Q1 2025.  Decrease in deposit cost driven by active deposit relationship management. Noninterest-bearing and interest-bearing transaction accounts were 26.4% of average total deposits during Q1 2026. MTD Average deposit balances sourced from Specialty Lines of Business totaled $55.3 million at the end of Q1 2026.

Loans Held for Investment Production $166.7 million in gross LHFI production for Q1 2026. As of March 31, 2026, these loans had a funded balance of $99.5 million and unfunded commitments of $59.9 million. Community Bank loan production was approximately 67% of total LHFI production for Q1 2026. The weighted average coupon for new production was 6.82% for Q1 2026, 52 bps higher than the weighted average yield of 6.30% for the LHFI portfolio for Q1 2026. The Company defines production as original loan commitment, which includes both funded and unfunded loan commitments. Specialty LOBs within this chart include Marine Lending, Senior Housing Lending, and Government Guaranteed Lending.

Loan Portfolio Loan portfolio is well diversified across loan types and geographies and managed by a seasoned team of bankers and credit officers. Conservative underwriting guidelines and loan structures help to mitigate risk. CRE and ADC concentrations were 222% and 52% at the end of Q1 2026, well below regulatory guidelines, which allows for continued organic expansion. Non-owner-occupied office loans totaled $27.5 million or 1.7% of total LHFI at the end of the Q1 2026.  Average loan size is $1.4 million. For Q1 2026, there were no CRE charge-offs and CRE nonperforming loans were $14.3 million or 0.88% of total LHFI. Ratios are for Coastal States Bank. CRE Concentration ratio defined as Construction & Development, Multifamily, and Non-Owner Occupied CRE loans divided by Total Regulatory Capital. ADC concentration ratio is defined as Construction & Development loans divided by Total Regulatory Capital. Loan categories and total regulatory capital are determined using FFIEC call report guidelines. Ratios for the current quarter are preliminary. $1.8 B

Capital *Q4 2025 regulatory capital ratios are preliminary. (1) Capital ratios presented are for Coastal States Bank. (2) Non-GAAP financial measure; for a reconciliation of Non-GAAP financial measures to their most directly comparable GAAP measure see the Appendix. (3) Q3 and Q4 2025 include the impact of COSO’s IPO. Paid first quarterly dividend to shareholders in February 2026; approved a $0.05 quarterly dividend on April 17, 2026. Tier 1 leverage ratio increased 3 bps to 11.21% as compared to Q4 2025; tangible common equity to total assets(2) increased 15 bps to 11.21%, as compared to Q4 2025. Net unrealized securities losses in AOCI increased by $1.9 million to $13.9 million in Q1 2026 due to the interest rate environment. Regulatory capital ratios remain strong, providing opportunities for additional balance sheet expansion. CAGR 12.3%

Net Interest Margin (1) Annualized Net interest income decreased $0.2 million compared to the prior quarter and increased $3.0 million compared to Q1 2025. Net interest margin has remained stable over the last few quarters as focus remains on disciplined pricing for both loans and deposits. Growth in core deposits, particularly money market, have slowed the pace of deposit cost restructuring in Q1 2026.

Interest Rate Sensitivity (1) Cycle-to-date reflects changes since third quarter 2024 and incorporates the decrease in the average Fed Funds Effective Target rate. Note: NM – Not Meaningful The cycle-to-date (1) beta on total loans, compared to the average Fed Funds Effective Target rate was 27%.  The cycle-to-date (1) total deposit beta was 35%. Approximately 44.5% of variable rate structures of LHFI reprice within one quarter. Inclusive of fixed rate loans, approximately 51.55% of LHFI, or $838.9 million, are scheduled to reprice or mature in the next twelve months, of which $761.5 million, or 46.8%, are scheduled to reprice in the next 3 months. Effective deposit re-pricing practices, cycle-to-date, have helped stabilize and improve margins. Loan and Deposit Betas (vs. Fed Effective) Cycle-to-Date (1) Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Average Fed Effective Rate   5.3% 4.7% 4.3% 4.3% 4.3% 3.9% 3.6% Interest Bearing Deposit Costs   3.8% 3.5% 3.3% 3.3% 3.2% 3.1% 3.0% Total Deposit Costs   3.1% 2.9% 2.8% 2.8% 2.7% 2.6% 2.5% Interest Bearing Deposit Beta 47% NM 42.6% 61.2% NM NM 32.4% 31.0% Total Deposit Beta 35% NM 32.7% 33.7% NM NM 30.1% 19.4% Loan Yields (LHFI, LHFS)   6.8% 6.5% 6.5% 6.5% 6.5% 6.4% 6.4% Loan Beta 27% NM 60.4% -12.0% NM NM 19.7% 5.1%

Noninterest Income Gain on sale of government guaranteed loans (“GGL”) was $337 thousand for Q1 2026 compared to $682 thousand in Q4 2025. QTD GGL loan production was $6.4 million. At the end of Q1 2026, there are approximately $9.5 million loans, all of which are multi-disbursement structures, that have been closed but have not been sold into the secondary market. The guaranteed portions of these loans may be saleable once fully funded. Mortgage banking income, driven by sale of loans into the secondary market, increased with an uptick of home inventory and an improved interest rate environment during Q1 2026. There were no sales of other assets or significant income from partnership investments during the current quarter.

Noninterest Expense Salaries and benefits increased during the first quarter due to payroll tax and 401k contribution increases associated with incentive payouts and restart of payroll taxes for those who had phased out in 2025. The Company continues to focus on organic growth and expansion through banker recruitment across the franchise. Professional fees increased during the quarter due to recruiting costs, increased legal expenses, primarily due to review of SEC deliverables for the Company’s first public annual reporting cycle and proxy and other corporate matters, and loan workout costs. Efficiency ratio increased 4.7% since Q4 2025 to 60.1%.

Credit Quality Net charge-offs (“NCO”) continue to be minimal. Nonperforming assets decreased during the quarter primarily due to payments on nonaccrual assets, offset with other additions to nonaccrual assets. Higher risk loans, defined as special mention plus substandard accruing, were 0.65%, down 55 basis points from Q4 2025.

Allowance for Credit Losses The coverage level of the Allowance for Credit Losses (“ACL”) has remained stable for the last several quarters. Net charge-off activity remains minimal. Changes in the provision for ACL are driven by the impact of net charge-offs, loan production volume and mix, and other model factors, such as updated economic forecasts. The Company carries an ACL on Loans for $18.8 million and an ACL for Unfunded Commitments of $4.2 million at March 31, 2026.

Appendix

Core Operating Principles We believe that by focusing on our five core values outlined below, we can create meaningful relationships between our Bank, team members, clients, and our communities Each of these relationships is critical to our financial success and supports our capacity to drive shareholder value. Key drivers of COSO’s success include: Unwavering commitment to hiring the best local bankers. Valuing our entrepreneurial culture and ensuring our daily actions are aligned with vision and values. Communicating clearly and candidly. Providing exceptional service and innovative solutions.

Business Evolution & Milestones Government Guaranteed Lending business; loans made through U.S. Small Business Administration (“SBA”) and United States Department of Agriculture (“USDA”) programs As of March 31, 2018 As of March 31, 2021 Early History & Recapitalization Expansion in Key Southeast MSAs Positioning for Future Growth Founded in August 2004 in Hilton Head Island, SC Opened Savannah, GA branch; completed $15 million subordinated debt offering Hired new management team (formerly of C&S) in conjunction with $62 million recapitalization; added GGL (1) & Senior Housing businesses Acquired First Citizens Financial Corporation ($95 million in assets (2)) Completed $20 million common offering 2004 2017 2018 2019 2020 Acquired Cornerstone Bancshares, Inc. ($229 million in assets (3)); opened Alpharetta, GA and Sandy Springs, GA branches Repositioned Mt. Paran branch to Akers Mill, GA; added Marine Lending business 2021 2022 Completed $9 million common offering 2023 Opened Beaufort, SC branch; completed $12 million common offering 2024 Joined NYSE on July 2, 2025 with Initial Public Offering of $50.3 million, including underwriters' options 2025 2026 Expanded into Charleston, SC with addition of commercial banking team

Specialty Lines of Business

Specialty Lines of Business * Includes $0.4 million of loans classified as held for sale at March, 31, 2026.

Non-GAAP Reconciliation

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)

(dollars in thousands, except per share data)	As of and for the Three Months Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	As of and for the Three Months Ended March 31, 2026	March 31, 2025
Tangible Common Equity:							
Total shareholders' equity	$ 262,923	$ 259,529	$ 250,438	$ 209,365	$ 202,104	$ 262,923	$ 202,104
Less: Goodwill and intangibles	(6,243)	(6,262)	(6,186)	(6,191)	(6,199)	(6,243)	(6,199)
Adjusted for: Mortgage servicing rights	1,280	1,266	1,156	1,122	1,093	1,280	1,093
Tangible Common Equity	$ 257,960	$ 254,533	$ 245,408	$ 204,296	$ 196,998	$ 257,960	$ 196,998
Common shares outstanding	11,985,414	11,980,412	11,978,921	10,278,921	10,274,271	11,985,414	10,274,271
Book value per common share	21.94	21.66	20.91	20.37	19.67	21.94	19.67
Tangible book value per common share	21.52	21.25	20.49	19.88	19.17	21.52	19.17
Tangible assets:							
Total assets	$ 2,348,547	$ 2,306,586	$ 2,255,389	$ 2,221,245	$ 2,190,391	$ 2,348,547	$ 2,190,391
Less: goodwill and intangibles	(6,243)	(6,262)	(6,186)	(6,191)	(6,199)	(6,243)	(6,199)
Adjusted for: Mortgage servicing rights	1,280	1,266	1,156	1,122	1,093	1,280	1,093
Tangible assets	$ 2,343,584	$ 2,301,590	$ 2,250,359	$ 2,216,176	$ 2,185,285	$ 2,343,584	$ 2,185,285
Tangible common equity to tangible assets	11.01%	11.06%	10.91%	9.22%	9.01%	11.01%	9.01%

ROATCE / Adjusted ROATCE (unaudited)

(dollars in thousands)	As of and for the Three Months Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	As of and for the Three Months Ended March 31, 2026	March 31, 2025
Net income	$ 6,329	$ 7,136	$ 6,741	$ 5,965	$ 5,050	$ 6,329	$ 5,050
Average shareholders' equity	264,232	256,814	246,688	205,837	199,763	264,232	199,763
Return on average shareholders' equity (1)	9.71%	11.02%	10.84%	11.62%	10.25%	9.71%	10.25%
Average Tangible Common Equity:							
Average shareholders' equity	$ 264,232	$ 256,814	$ 246,688	$ 205,837	$ 199,763	$ 264,232	$ 199,763
Less: Average goodwill and intangibles	(6,270)	(6,166)	(6,176)	(6,168)	(6,328)	(6,270)	(6,328)
Adjusted for: Average mortgage servicing rights	1,291	1,155	1,128	1,082	1,198	1,291	1,198
Average tangible common equity	$ 259,253	$ 251,803	$ 241,640	$ 200,751	$ 194,633	$ 259,253	$ 194,633
Return on average tangible common shareholders' equity (1)	9.90%	11.24%	11.07%	11.92%	10.52%	9.90%	10.52%

(1) Annualized data.

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Non-GAAP Reconciliation (cont.)

Adjusted Nonperforming Assets to Total Assets (unaudited)

(dollars in thousands)	As of and for the Three Months Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	As of and for the Three Months Ended March 31, 2026	March 31, 2025
Total nonperforming assets	$ 18,183	$ 18,306	$ 14,192	$ 14,704	$ 15,370	$ 18,183	$ 15,370
Total assets	2,348,547	2,306,586	2,255,389	2,221,245	2,190,391	2,348,547	2,190,391
GAAP-based nonperforming assets to total assets	0.77%	0.79%	0.63%	0.66%	0.70%	0.77%	0.70%
Total nonperforming assets	$ 18,183	$ 18,306	$ 14,192	$ 14,704	$ 15,370	$ 18,183	$ 15,370
Adjusted for:							
Guaranteed portions of nonaccrual loans	3,657	4,089	4,457	4,583	4,692	3,657	4,692
Adjusted total nonperforming assets	$ 14,526	$ 14,217	$ 9,735	$ 10,121	$ 10,678	$ 14,526	$ 10,678
Total assets	$ 2,348,547	$ 2,306,586	$ 2,255,389	$ 2,221,245	$ 2,190,391	$ 2,348,547	$ 2,190,391
Adjusted nonperforming assets to total assets	0.62%	0.62%	0.43%	0.46%	0.49%	0.62%	0.49%

PPNR (unaudited)

(dollars in thousands)	As of and for the Three Months Ended March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	As of and for the Three Months Ended March 31, 2026	March 31, 2025
Net income (GAAP-based)	$ 6,329	$ 7,136	$ 6,741	$ 5,965	$ 5,050	$ 6,329	$ 5,050
Plus:							
Income tax expense	1,956	1,598	2,040	1,064	1,542	1,956	1,542
Provision (recovery) for credit losses	382	1,162	653	752	629	382	629
Pre-tax, pre-provision net revenue ("PPNR")	$ 8,667	$ 9,896	$ 9,434	$ 7,781	$ 7,221	$ 8,667	$ 7,221

Core Deposits (unaudited)

(dollars in thousands)	As of March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	As of March 31, 2026	March 31, 2025
Total Deposits	$ 2,057,144	$ 1,987,684	$ 1,949,672	$ 1,968,301	$ 1,937,693	$ 2,057,144	$ 1,937,693
Less:							
Brokered CDs	258,591	307,034	294,908	307,892	287,335	258,591	287,335
Core deposits [1]	$ 1,798,553	$ 1,680,650	$ 1,654,764	$ 1,660,409	$ 1,650,358	$ 1,798,553	$ 1,650,358

(1) The Company defines Core deposits as Total deposits less Brokered CDs.

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